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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the previously filed Registration Statement (Form S-8, No. 333-16123) of our report dated September 1, 2000, with respect to the consolidated financial statements of InSight Health Services Corp. included in the Form 10-K for the year ended June 30, 2000.


/s/ ARTHUR ANDERSON LLP



Orange County, California
September 6, 2000